Exhibit 99.1

Quintana Maritime Limited Pandoras 13 & Kyprou Street 166 74 Glyfada Greece
NEWS RELEASE

QUINTANA MARITIME LIMITED
TAKES DELIVERY OF ITS FIRST CAPESIZE BULK CARRIER
ATHENS, Greece, October 19, 2005 - Quintana Maritime Limited (NASDAQ: QMAR) today announced that it has taken delivery of its first Capesize bulk carrier. The vessel, named Iron Beauty, was built in 2001 by China Shipbuilding Corporation in Taiwan and has a carrying capacity of 165,500 deadweight tons (dwt). The vessel is employed under an existing five-year time-charter contract with STX Panocean that started in May 2005 at a net daily rate of $35,151.
The purchase price of the vessel was approximately $68.4 million, of which Quintana had previously advanced the sellers a cash deposit of $6.85 million, or 10% of the aggregate purchase price of the vessel. The balance of the purchase price was funded through its revolving credit facility.
Quintana Maritime expects to take delivery of its second Capesize vessel, Kirmar, in mid-November.
UPDATED FLEET PROFILE

Vessel	Type	Dwt	Year Built	Age (in years)	Delivered to QMAR
Fearless 1	Panamax	73,427	1997	8	4/11/2005
King Coal	Panamax	72,873	1997	8	4/12/2005
Coal Glory	Panamax	73,670	1995	10	4/13/2005
Coal Age	Panamax	72,861	1997	8	5/4/2005
Iron Man	Panamax	72,861	1997	8	5/6/2005
Barbara	Panamax	73,390	1997	8	7/21/2005
Coal Pride	Panamax	72,600	1999	6	8/16/2005
Linda Leah	Panamax	73,390	1997	8	8/22/2005
Iron Beauty	Capesize	165,500	2001	4	10/18/2005

Fleet on 10/18/2005	9 Vessels	750,572		7.6 years average

Kirmar	Capesize	165,500	2001	4	Expected
					mid-November 2005

Total Fleet	10 Vessels	916,072		7.2 years average

ABOUT QUINTANA MARITIME LIMITED
Quintana Maritime Limited, based in Greece, is an international provider of dry bulk cargo marine transportation services. The company currently owns and operates a fleet of eight Panamax size vessels and one Capesize vessel with a total carrying capacity of 750,572 dwt and an average age of approximately 7.6 years. It has also entered into an agreement to acquire one additional Capesize vessel, which, upon delivery will increase the size of its fleet to 10 vessels with a total carrying capacity of 916,072 dwt and an average age of 7.2 years.

Forward Looking Statement
This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth strategy and measures to implement such strategy; including expected vessel acquisitions and entering into further time charters. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations of such words and similar expressions are intended to identify forward-looking statements. Such statements include comments regarding expected time charters and delivery of Kirmar. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to changes in the demand for dry bulk vessels, competitive factors in the market in which the Company operates; risks associated with operations outside the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Company Contact:	Investor Relations / Financial Media:
Paul J. Cornell	Paul Lampoutis
Chief Financial Officer	Capital Link, Inc, New York
Tel. 713-751-7525	Tel. 212-661-7566
E-mail: pcornell@quintanamaritime.com	E-mail: plampoutis@capitallink.com

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